UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

Twin Vee PowerCats Co.

(Exact name of registrant as specified in its charter)

Nevada	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1

Ft. Pierce, Florida 34982

(Address of principal executive offices)

(772) 429-2525

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VEEE	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Material Modification to Rights of Shareholders.

As previously disclosed by Twin Vee PowerCats Co. (the “Company”), on December 4, 2025, at the 2025 annual meeting of stockholders, the stockholders of the Company approved a proposal to reincorporate the Company from the State of Delaware to the State of Nevada (the “Reincorporation”) pursuant to the terms of a plan of conversion (the “Plan of Conversion”), as described in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2025 (the “Proxy Statement”).

Pursuant to the Plan of Conversion, the Company effected the Reincorporation as of April 10, 2026 by filing: (i) a certificate of conversion with the Secretary of State of the State of Delaware; (ii) articles of conversion with the Nevada Secretary of State; and (iii) articles of incorporation with the Nevada Secretary of State (the “Nevada Charter”). The Company also adopted new bylaws (the “Nevada Bylaws”) to reflect the Reincorporation.

At the effective time of the Reincorporation:

•	The Company’s state of incorporation changed from the State of Delaware to the State of Nevada.

•	The affairs of the Company ceased to be governed by the Delaware General Corporation Law and the Company’s existing certificate of incorporation and bylaws, and instead, became governed by the Nevada Revised Statutes, the Nevada Charter and the Nevada Bylaws.

•	The Company continues to be the same entity and continues with all of the same rights, privileges and powers.

•	The Company continues to have the same name, possesses all of the same properties, continues with all of the same debts, liabilities and obligations, and continues with the same officers and directors as immediately prior to the Reincorporation.

•	Each outstanding share of common stock of the Delaware corporation shall represent a share of the Nevada corporation and each outstanding certificate representing shares of the Delaware corporation shall be deemed an equivalent certificate representing shares of the Nevada corporation.

•	The Company’s employee benefit and incentive plans continued, and each option, equity award or other right issued under such plans by the Delaware corporation shall automatically be converted into an option, equity award or right to purchase or receive the same number of shares of common stock of the Nevada corporation, at the same price per share, upon the same terms and subject to the same conditions as before the Reincorporation. All employee benefit and incentive plans of the Delaware corporation continue to be employee benefit and incentive plans of the Nevada corporation.

The Reincorporation did not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor did it result in any change in location of the Company’s current employees, including management. The Reincorporation did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements will continue to be the rights and obligations of the Company after the Reincorporation. The daily business operations of the Company will continue as they were conducted prior to the Reincorporation. The consolidated financial condition and results of operations of the Company immediately after consummation of the Reincorporation remain the same as immediately before the Reincorporation.

As described in the Proxy Statement, certain rights of the Company’s stockholders were changed as a result of the Reincorporation. A more detailed description of the Plan of Conversion, Nevada Charter, and Nevada Bylaws, and the effects of the Reincorporation, are set forth in the Proxy Statement under the heading “Proposal 3—Reincorporation to the State of Nevada by Conversion,” and the description contained therein is incorporated herein by reference. Copies of the Plan of Conversion, the Nevada Charter and the Nevada Bylaws are attached hereto as Exhibits 2.1, 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required, the information set forth above under Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On April 13, 2026, the Company issued a press release announcing the completion of the Reincorporation. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Plan of Conversion
3.1	Articles of Incorporation filed with the Secretary of State of the State of Nevada on April 10, 2026
3.2	Bylaws
99.1	Press release dated April 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2026	TWIN VEE POWERCATS CO. (Registrant)

	By:	/s/ Joseph Visconti
	Name:	Joseph Visconti
	Title:	Chief Executive Officer, Interim Chief Financial Officer and President